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                                                                     EXHIBIT 8.1

          SUBSIDIARY                          JURISDICTION OF INCORPORATION
Empresas Riga, S.A. de C.V.                             Mexico

Inmobiliaria Tamsa, S.A. de C.V.                        Mexico

Segeta, S.A. de C.V.                                    Mexico

Tamdel, LLC                                             United States of America

Tamser, S.A. de C.V.                                    Mexico

Tamsider, LLC                                           United States of America

Tamsider, S.A. de C.V.                                  Mexico

Tamtrade, S.A. de C.V.                                  Mexico

Tavsa, LLC                                              United States of America

Tubos de Acero de Venezuela, S.A.                       Venezuela